POWER OF ATTORNEY

      Know all by these presents, that the undersigned hereby constitutes and appoints Robert J. Caso and Richard C. Williams, and each of them individually, the undersigned's true and lawful attorney-in-fact ("Attorney") to:

      (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Cellegy Pharmaceuticals, Inc. (the "COMPANY"), Forms 3, 4, and 5, and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

      (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

      (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney may approve in such Attorney's discretion.

      The undersigned hereby grants to Attorney full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming Attorney, or such Attorney's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing Attorney, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. The Attorney and the Company shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law. The undersigned agrees to indemnify the Attorney for and to hold the Attorney free from and harmless against any and all loss, claim, damage, liability or expense incurred by or on behalf of the Attorney arising out of or in connection with acting as Attorney under this Power of Attorney, as well as the cost and expense of defending against any claim of liability hereunder, and not due to the Attorney's own gross negligence or bad faith. The undersigned agrees that the Attorney may consult with counsel of their choice (which may but need not be counsel for the Company) and the Attorney shall have full and complete authorization and protection for any action taken or suffered by the Attorney, or any of them hereunder, in good faith and in accordance with the opinion of such counsel.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorney.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of November, 2005.



                                        /s/ Tobi Klar
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                                                              Signature
                                        Tobi Klar
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                                                             Print Name